Exhibit 99.1

December 7, 2010 Espace 635 West 42nd Street New York City Investor Day Presentation

Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of December 7, 2010, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Third Quarter 2010 results issued on November 2, 2010, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2009 Form 10-K, Second Quarter 2010 Form 10-Q and Third Quarter 2010 Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. Safe Harbor Statement

Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following Non-GAAP measures and terms will be used in the presentation: LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction Equipment Rental and Rental Related Revenue Same Store Revenue Growth Net Corporate Debt Net Fleet Debt Total Net Debt Adjusted Interest Expense Adjusted Direct Operating (DOE) Adjusted Selling, General and Administrative (SG&A)

Meeting Agenda The Hertz Journey Mark Frissora Financial Highlights Elyse Douglas Global Equipment Rental Gerry Plescia U.S. Hertz Rental Car Scott Sider Advantage Rental Car Lois Boyd Hertz EMEA & Asia Pac Car Rental Mark Frissora Global Sales Initiatives Bob Stuart Global Marketing Initiatives Mike Senackerib Innovation through Technology Joe Eckroth Closing Remarks Mark Frissora Questions & Answers

The Hertz Journey Mark Frissora Chairman of the Board and CEO

Our Vision

Key Investment Considerations Premier global brand Flexible business model with successful track record Superior cost management actions improve profit retention Multiple revenue growth drivers in place Cash flow generation supports operations and delevering

Competitive Advantages Lowest Cost Structure Innovation Leader Broadest End-User Characteristics RAC - Most Diverse Supply Base HERC/RAC - Largest Nat’l Account Base Most Significant Growth Opportunities Dual Product Offering – RAC & HERC Only Truly Global Company

3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr. 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. Strategic Progress 2006 - 2008 Lean Sigma China Stores (RAC & HERC) Hertz IPO Europe Restructuring Hertz.com redesigned US RAC Reorganization Dynamic Fleet Acquisition Program Multi Month Rentals TVM Process Centralized Supply Chain Hoshin Planning & BOS Rolled Out 3rd Qtr. 4th Qtr. Recession Hits Rental Kiosks Implemented in Airports Car Sharing Launched Pre-Paid Rental U.S. USRAC Off-Airport hits $1 billion in Revenue

Strategic Progress 2009 - 2010


2009
2010
Purchased
Acquired
ADVANTAGE
HERC buys
Rent One (Spain)
RAC / HERC
Entertainment
Services
Purchased
automoti.com
Hertz
New
Corporate
Logo
HERC
Power &
Pump
Program
Hertz
Rent2Buy
Ancillary Revenue
Programs
Lighthouse
Coordinated
Gulf Oil spill
Response
First Call Acquired
(Entertainment Services)
US Refinancing
of 2010 maturities
Acquired
Western
Machinery
HERC
Signed HERC JV
(Dayim) Saudi Arabia
Europe
Refinancing
Completed
Electric
Vehicles
(Q4)
1st Qtr.
2nd Qtr.
3rd Qtr.
4th Qtr.
1st Qtr.
2nd Qtr.
3rd Qtr.
4th Qtr.

10

U.S. Rental Car Industry Grows as % of GDP Sources: Industry Airline Revenue: FAA, Industry Airport Car Rental Industry Car Rental Revenue as a % of GDP Industry Airline Rental Revenue as a % of GDP U.S. Rental Car Market Growth The contribution of the U.S. rental car industry to the U.S. economy has been steadily growing in contrast to the U.S. airline industry Off-airport market is the biggest driver of rental car strength Airport rental car has grown over 20-year period, albeit at a slower pace Revenue: Airport Concession Reports, Industry Off Airport Car rental Revenue: Bain (Sept. 2009)

The Macro Economic Factor Year Mar Jun Sep Dec 2010 3.70 1.70 2.50 2009 -4.90 -0.70 1.60 5.00 2008 -0.70 0.60 -4.00 -6.80

‘09 Trough to ‘07 Peak Opportunity: +58% Revenues ($ in millions) Revenues ($ in millions) Revenues ($ in millions) Macro Impact on Revenue Presents Recovery Opportunity Revenue '07-'09 $ Recovery Opportunity Recovered YTD 9/30/10 % Markets FY07 FY09 US AP Commercial $1,535 $1,158 ($377) 33% 16% US Airport Leisure $2,064 $1,759 ($305) 17% 1% US Off Airport $964 $953 ($11) 1% 13% Europe RAC $1,847 $1,582 ($265) 17% 2% Other Int'l RAC $505 $478 ($28) 6% 25% WW HERC $1,756 $1,111 ($645) 58% -6% HGH $8,686 $7,102 ($1,584) 22% 7%

2007 2008 2009 2010 2007 - Actual Actual Actual LTM 9/30/10 LTM 9/30/10 Consolidated Revenue $8,685.6 $8,525.1 $7,101.5 $7,467.5 (14.0%) Corporate EBITDA $1,541.5 $1,100.2 $979.9 $1,056.6 (31.5%) % Margin 17.7% 12.9% 13.8% 14.1% (3.6 ppts) Adjusted Pre-Tax $660.7 $237.2 $198.9 $319.3 (51.7%) % Margin 7.6% 2.8% 2.8% 4.3% (3.3 ppts) Net Corp. Debt $3,984.7 $3,817.0 $3,633.6 $3,775.2 (5.3%) WW RAC Revenue $6,920.6 $6,858.2 $5,979.0 $6,401.9 (7.5%) Corporate EBITDA $737.9 $402.8 $560.1 $711.7 (3.6%) % Margin 10.7% 5.9% 9.4% 11.1% 0.4 ppts Adjusted Pre-Tax $605.0 $289.1 $465.3 $609.6 0.8% % Margin 8.7% 4.2% 7.8% 9.5% 0.8 ppts WW HERC Revenue $1,755.9 $1,658.1 $1,110.9 $1,058.1 (39.7%) Corporate EBITDA $834.1 $736.0 $459.2 $397.9 (52.3%) % Margin 47.5% 44.4% 41.3% 37.6% (9.9 ppts) Adjusted Pre-Tax $373.8 $272.0 $76.4 $68.8 (81.6%) % Margin 21.3% 16.4% 6.9% 6.5% (14.8 ppts) Historic Trend Reflects Economic Downturn ($ in millions) At Actual Currency Rental Car Exceeds Peak Profitability on 7.5% less Revenue HERC begins recovery 2H:10

Despite Recessionary Challenges... Consolidated revenue up 6.8% YoY Worldwide RAC labor costs per transaction decreased 2.8% YoY Adjusted direct operating & SGA expense margin flat despite $39M one-time benefits in 2009 Adjusted pre-tax income up 75.4% YoY Corporate EBITDA increased 9.8%; margin up 40bps Adjusted EPS 82.6% higher YoY Worldwide RAC Net Promoter Score +11.3% Consolidated YTD 9/30/10 Key Accomplishments

Hertz and Advantage gained 1.6ppts YoY July YTD 2010 (92% airports reporting) Net Promoter Score improves 8.5% YoY Revenue +10.5% YoY, outpacing public peers for 5 consecutive quarters Adjusted pre-tax income up $86.1 million YoY; margin +166 bps Off-airport revenue up 13.1%, adj. pre-tax income up 172% YoY Advantage adj. pre-tax income profitable ahead of plan Costs incurred yet revenue still ramping Revenue per employee up for 2 years despite revenue contraction Refinanced $934M of U.S. fleet debt with no interest rate increase Despite Recessionary Challenges... U.S. RAC YTD 9/30/10 Key Accomplishments U.S. RAC YTD 9/30/2010 YTD 9/30/2007 ‘07-’10 Revenue $3,277.6 $3,484.6 (5.9%) Depreciation of revenue earning equipment $824.6 $945.3 (12.8%) Adjusted Pre Tax income 16.7% Corporate EBITDA 8.0% Adj. pre-tax margin exceeds 2007 historical peak on 6% less revenue

Growth & Efficiency Strategies 2010-2013 Asset Management Customer Satisfaction Employee Satisfaction Customer Experience Lighthouse Optimal Balance Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Efficiency Growth

Four Drivers of Incremental Growth Rental Car Off Airport Insurance Replacement Leisure Hourly Car Sharing Multi-Month Geographic Expansion China Brazil Leisure Advantage RAC Inbound/ Outbound U.S. Europe Latin America

Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Hertz

Leisure Brand/Advantage - Global

ADVANTAGE RENT A CAR		CAGR 2010-2013
Expected Impact. Million	Revenue	35%-40%
	Adjusted Pre-tax	40%-45%

Strategic Rationale

- Hertz under-represented in top leisure destinations globally - $4B segment
- Leisure segment grew faster than Corporate segment from 2000-2009
- ~$1B opportunity for Hertz over time
- Leverage back office and existing Hertz infrastructure

Status & Next Steps…

- Expect to have 48 Advantage locations worldwide opened by 2010 year end
  - Expect 100+ locations operating by end of 2011
- $220M annual run rate revenue; already profitable
  - Global target $600M: annual revenue run rate by YE 2013
- Accelerate same-store revenue growth
  - Q3:10 YoY +39.6%
- Implementing fleet optimization model

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Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Status & Next Steps... Goal: Expect ~$1B annual revenue to double in 4 years Further differentiate product offering System integration w/ insurance co’s Continue location expansion through multiple channels (hotel & repair shop agents, franchising, brick and mortar) Off-Airport – U.S. RAC 2010-2013 CAGR Expected Impact. Million Revenue 15%-30% Adjusted Pre-tax 25%-30% Strategic Rationale $10B market; only two players of size Hertz at 11% share has significant growth opportunity Insurance companies seeking more competition for replacement rentals Leverages infrastructure over growing revenue base Reduces seasonal and economic volatility

Four Drivers of Incremental Growth Equipment Rental Geographic Expansion China Brazil India Middle East Diverse Revenue Stream Acquisition opportunities New End-User Markets Entertainment Services Energy Services National Account Adding industrial accounts Moving to global accounts

Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Hertz

HERC: Consolidating a Fragmented Market

		2010-2013 CAGR
Expected Impact. Million	Revenue	4%-6%
	Adjusted Pre-tax	30%-40%

- Over last two years, 6 acquisitions closed & 2 pending = ~$40M total revenue
  - Geographic
    - Hawaii, Middle East, Spain, Italy, Canada
    - Opened 4 greenfield locations in China
  - Adjacent Markets
    - Entertainment Services – 2 acquisitions
    - Energy Services
  - Industrial Market
    - One Source
    - Irving Industrial
- In due diligence 8 acquisitions targeted 1H:11 (~$40-50M total revenue)

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Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Hertz

Asset "Light" Strategy

Infrastructure

- EU franchising – less brick & mortar
- Technology – rental kiosks and at-home reservation agents
- Facility leasing vs. owning
- Outsourcing
- Continue co-locating with body shops and hotels U.S. off-airport
- HERC mobile locations for certain products, i.e. tools

Fleet

- Buying more refurbished equipment
- RAC fleet sharing – expands as Advantage and off airport grow
- Increasing used-vehicle purchases
  - Lowers NBV/sales ratio
  - Estimate ~8% of U.S. 2011 fleet used vs. ~1% in 2010
- Expect 90% U.S. risk fleet 2011 vs. 70% 2010
  - Used car market stable, liquid
  - Residual values for 1-2 year old cars avg. 72% - 76% historically

Net working capital days down 33% since 2007

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Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

U.S. Alternative Car Sales Channels Reduces cost of sales, improves sale price and keeps cars on rent longer Alternative Channels: Retail, hertzrent2buy.com, Dealer Direct, Online Auction Auction 50% FY 2009 YTD 9/30/10 39.2% of used-car sales through alternative channels Alternative 80% Alternative 33% Alternative 15% Alternative 50% Auction 67% Auction 85% Auction 20% FY 2007 FY 2010E FY 2011E

Re-marketing Strategy 2011 Sales by Channel 2011 E Target Alternative Channels at 80% of Total Used Car Sales Net Profit Per Unit by Channel Rent2Buy Dealer Direct On-Line Auction

Lean/Sigma – Continuous Improvement Programs Objective: To be the lowest cost and highest quality provider 2010 Targeted Savings: $410 million identified to date ($ in millions) Cumulative Cost Savings

Top 5 Cost Savings Categories Contributing to $410M 2010 Savings Target Excludes RIF Actions Fleet Efficiency Programs ($187M) Outsourcing ($47M) Employee Productivity Programs ($28M) RAC Maintenance ($17M) Vehicle Damage Improvements ($16M) Fleet Purchasing Fleet Remarketing Fleet Utilization Procurement Information Technology Facilities Back Office Consolidation Frontline Employee Efficiency Mechanic Productivity Delivery Expense Damage Appraisal Standardization Claim Collection Improvements Claim Reporting Quality Improvements Program Vehicle Maintenance Warranty Collections

Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Lighthouse Strategic Rationale Approach Objectives Holistic optimization of RAC airport and HERC location processes and service delivery Next phase of cost management and customer satisfaction initiatives Enhance employee morale through engagement and involvement in process improvement Continues to drive low cost model Integrated across three core elements Operative System Management system Mindsets & Capabilities Tailored to our operation Hertz Improvement Process (HIP) Skill sets of front line leaders Focused on locations with greatest opportunity Step change in Customer Satisfaction (NPS) Optimize cost structure (labor, footprint, etc.) Boost employee mindset and capabilities Develop go forward experts in all divisions/regions Create and continually improve Playbook Re-Engineering Operations Through the Eyes of the Customer

Growth & Efficiency Strategies 2010-2013 Customer Experience Lighthouse Leisure Brand Off-Airport Emerging Markets Pricing & Yield Fleet Optimization & Remarketing Franchising Innovative Technologies Asset Management Customer Satisfaction Employee Satisfaction Optimal Balance Efficiency Growth

Lighthouse 2010 vs. 2009 Performance Employee Satisfaction Net Promoter Score (Lighthouse vs. Division) U.S. 26% increase vs. 12% for division Europe 105% increase vs. 13% for division HERC 6% increase vs. 1% for division Employee Pulse Survey (Lighthouse vs. Division) U.S. 1% increase vs. (0.6%) for division Europe 4% increase vs. (3%) division HERC 11% increase vs. 5% division Survey administered by Mindshare Customer Satisfaction Financial Implications Ancillary Sales Improvement U.S. 30% increase vs. 23% for division Europe 11% increase vs. 6% for division HERC 29% increase vs. (5%) for division Lighthouse Operations (13 U.S. RAC, 5 Europe RAC, 3 HERC) Direct Operating Expense on average 500 bps better Pre-tax margin on average 580 bps better Customer Care Customer Service Call center reduced call handling time 20%+. Average answer speed down 70% YoY Customer Service Correspondence productivity up from 3.8 files/hour to ~7.0 files/hour, up 80% Emergency Roadside Service reduced case handling time 50%, down 10 minutes/case Off Airport Rental Administration productivity (contracts/hour) up on average of 30%

Cost Savings Implementation Timeline 2007 2008 2009 2010 Targets 2011 Targets Cumulative Savings Business Process Outsourcing (BPO) $7M $22M $36M $47M $21M $133M Other Organizational Efficiency $160M $140M $194M $99M $134M $727M Business Process Re-engineering (BPR) $20M $151M $529M $264M $145M $1.1B Total $187M $313M $759M $410M $300M $1.9B Cumulative Savings $187M $500M $1.26B $1.67B $1.9B (Identified to date)

Multiple Drivers of Earnings Growth Leverage global brands, market position and investment to drive revenue growth Drive cost efficiencies to leverage earnings growth Utilize cash flow to deleverage LTM 9/30/2010 3 Year Goals Revenue Growth 4.4% 7%-8% Fleet Cost % of Revenue 28.5% 25%-26% OpEx & SG&A % of Revenue 63.5% 60%-61% Corp. Interest % of Revenue 4% 2.5%-3.0% Adjusted Pre-tax % of Revenue 4% 11%-12% Corp. EBITDA % of Revenue 14% 20%-21% Economic Model Strategy

Financial Highlights Elyse Douglas Executive Vice President & Chief Financial Officer

[LOGO]

Dynamic Business Model Remarketing strategy Hertzrent2buy.com Dealer direct Ancillary sales Warranty & financing fees Procure Cars/ Equipment Rent Cars/ Equipment Collect Sell Lower Car Costs Improve Efficiency and Utilization Reduce working capital Increase used-car profitability Improved working capital days outstanding Shorten program receivable terms Accelerate used-car proceeds Expansion of off-airport & leisure network Lighthouse SOP on-airport Lean/Six Sigma Improved labor productivity Disciplined acquisition model Used car acquisition strategy Fleet Mix Efficient Capital Structure

PROCURE – Lower Fleet Costs U.S. RAC Monthly Depreciation Per Car 2007 2008 2009 2010 Per Unit Fleet Costs Down 7.6% Since 2007

PROCURE – Lower Future Fleet Costs Used-car purchasing Higher risk-car mix Premium contenting only when appropriate Higher-return remarketing channels Higher mix of refurbished HERC equipment Building lower-cost, longer-life industrial equipment fleet How do we get there?

RENT – Fleet Efficiency WW RAC Fleet Efficiency Utilization 2007 2008 2009 2010 Continuous Improvement in Fleet Efficiency Toyota Recall

RENT – Labor Productivity through Lean/Sigma Rental Revenue Per Headcount *Rental rate revenue calculated using 12/31/09 foreign exchange rates Hertz Consolidated Rolling 12 months by quarter ($ in thousands) Employee efficiency up 24% since 2006 Instituted Lean / Six Sigma Labor Efficiencies Achieved Across all Business Units

RENT – Improved Utilization Off Airport Margin Analysis – Full Year Illustrative Example Longer rentals & lower cost structure drive off-airport margins (Per Transaction Day) Mature Off Airport Location Average Airport Location Comparison Labor Costs $3.65 $4.79 24% lower DOE $16.67 $30.28 45% lower SG&A $1.03 $3.35 69% lower Utilization 87.4% 80.9% 645 bps higher Return on Net Assets 21.8% 18.5% 327 bps higher

RENT – Continued Efficiency and Utilization Improvements Off Airport Growth 1900 locations expected by 12/31/10 Expect to add 300 locations each year Targeting 3,000 locations by 2013 for optimal coverage Advantage Leisure Network Targeting 200 airports for optimal national coverage by 2013 Lighthouse Rolling out worldwide to top 100 RAC locations and top 100 HERC locations Continuous improvement efforts How do we get there?

COLLECT – Reduced Working Capital Customer Receivables DSO estimated to improve 24% since 2007 Working Capital Days estimated to improve 33% since 2007 Working Capital Days Customer Receivables DSO Note: Net working capital days includes non-fleet receivables, HERC fleet receivables, fleet/other payables, inventories, prepaid and accrued liabilities Better Better E E Improved performance under difficult economic conditions

COLLECT – Continued Working Capital Improvements Extend Payable Terms Renegotiate vendor/supplier contracts Increase use of purchasing card with favorable terms How do we get there? Improve Receivable Terms Collector incentive programs Sales compensation aligned with collections Reduced mix of program cars

SELL – Increase Car Sale Profitability Net Profit Per Unit by Channel Alternative disposal channels result in higher residuals and lower costs 2011 planned auction sales only 20% of total disposals Longer-term targeted disposal mix is: Rent2Buy 30%, Dealer Direct 40%, On-line 15%, Auction 15% Alternative channels generate higher returns Estimated Savings ~$30M once target is achieved Optimal Channel Mix

Efficient Capital Structure Adequate liquidity Efficient fleet financing Limited refinancing risk Extend maturities Interest rate risk management Appropriate fixed vs. floating mix Broaden investor base for U.S. fleet financing Efforts to reduce premium to other triple-A rated ABS paper Broaden acceptance of Eurobond/Revolving credit facility funding platform Take advantage of low interest rate environment - opportunistically refinance debt Continued Focus on Optimizing Capital Structure Near-Term Strategic Initiatives Strategic Requirements

Corporate Liquidity – 2007-2010 Strong Liquidity Position Consistently Maintained ($ Millions)

Efficient Capital Structure 2010 Fleet Financing Summary Fleet Financing Status Comment €400M Securitization €220M Revolving Credit Facility €400M Secured Note Refinanced European facilities $184.3M Series 2009-2 Subordinated ABS Incremental liquidity from existing collateral Hertz’s first ever subordinated rental car ABS $750M Series 2010-1 Senior & Subordinated ABS Incremental Fleet Financing for Fleet Growth Blended advance rate of 75% First ever stand-alone 7-year rental car ABS $250M Australian Securitization Refinanced remainder of Int’l ABS Facility Variable Funding Note (Conduit) Facility Will cut margin by more than one-half Corporate Financing $700M of 7.5% High Yield Notes due 2018 Extend maturity profile and lower interest cost by calling 10.5% subordinated notes and a portion of 8.875% senior notes In Process Closed Closed Closed Closed Closed

Impact of Refinancing on Fleet Debt YE '09 Fleet Debt Pro Forma Post Refinancing US Fleet Debt $ Debt Outstanding Advance Rates Interest Rates Debt Outstanding Advance Rates Interest Rates Fixed Rate Debt 4,075 75% 4.87% 2,134 75% 4.54% Floating Rate - 67% Libor + 2.50% 1,745 67% < Libor + 1.25% Total US Fleet Debt 4,075 75% 3,879 71% Europe Fleet Debt (€) Fixed Rate Debt - - 400 80% 8.50% Floating Rate Debt 798 76% Euribor + 1.6% - 2.2% 376 72% Euribor + 3.25% - 3.75% Total Europe Fleet Debt 798 76% 776 76% Australian Fleet Debt (A$) Fixed Rate Debt - - - - Floating Rate Debt 174 72% BBSW + 1.65% 169 70% BBSW + 1.35% Total Australian Fleet Debt 174 72% 169 70% Note: Above analysis excludes UK, Canadian, Brazilian and US (“GE”) Fleet Financing facilities which were not refinanced. Overall Lower Interest Rates and Advance Rates Decline Less than Anticipated Lower rates Higher rates Lower margin

Debt Maturity Profile 2010 Refinancing Uncertainty Successfully Managed Proforma Maturities Notes: Assumes $135M of Senior Notes due in 2014 and all outstanding Subordinated Notes due in 2016 called Assumes Variable Funding Note is refinanced to achieve one year extension

Full Year Interest Expense 2011 Function of Fleet Growth and Corporate Refinancing Activity (1) Includes $13M of increased high yield interest expense on $700 million issuance in September 2009 2010E(1) Variance Cash Interest ($M) $492 $580 $88 Total Interest ($M) $664 $760 $96 ($ in millions)

Cash Flow Trend $1.2B Reduction of Net Corporate Debt over 4 Years Cash Flow 2006 2007 2008 2009 Full Year Average EBITDA $3,100.7 $3,485.6 $3,043.8 $2,641.0 $3,067.8 Fleet (2,231.4) (2,601.7) (1,585.1) (2,011.2) (2,088.5) Non Fleet CapEx (175.3) (154.6) (104.8) (91.9) (131.7) Interest (430.3) (399.6) (358.4) (296.7) (371.3) Taxes (33.6) (28.3) (33.4) (31.3) (31.7) Working Capital 46.2 41.7 30.0 63.1) 13.7 Sub-Total 276.3 418.6 992.1 146.8 458.4 Other/Acquisition/ Rest 21.2 10.9 (4.5) (72.3) (11.2) Free Cash Flow 297.5 429.5 987.6 74.5 447.3 Equity Offering - - - 529.0 132.3 Fleet Debt (13.3) 123.1 (819.9) (420.1) (282.5) Corporate Cash Flow $284.2 $552.6 $167.7 $183.4 $297.0 ($ in millions)

Path to Investment Grade Strategies drive profitable earnings growth Expect to be close to investment grade ratios by 2013 Actual rating upgrade may lag Continue Positive Cash Generation and De-leveraging

Global Equipment Rental Gerry Plescia Executive Vice President & President, HERC

Existing Geography Locations Q3 2010 Revenues Q3 YTD 2010 U.S. 205 64.9% Canada 35 23.0% Europe 70 11.4% China 4 0.7% Total 314 100.0% Existing HERC Worldwide Operations

Existing Expansion HERC WW Growth Opportunities

Nonresidential is forecasted to decline by 10% in 2010 with modest growth of 4% in 2011 Infrastructure still in line to see opportunities Industrial spending forecasted to grow 4% in 2011 Nonresidential Construction Starts North America Equipment Rental Industry Industrial Spending 2007 2008 2009 2010 2011 2012 2007 2008 2009 2010 2011 2012 ($ in Millions) Source: IRR 09/30/10

HERC is one of the top rental companies in highly fragmented industry Top 10 NA rental companies make up 35% of rental industry Industry fleet inventory aligning with demand Rental companies increase capital spending in fleet 2010 Market Share U.S. Equipment Rental Industry Revenue U.S. Construction & Industrial Markets Source: Global Insight Inc, as of August 20, 2010 2011E 2012E

1993 1994 1995 1996 1998 1997 2004 2009 2014 Est. *Source: Kaplan Associates Rental Penetration Why Rent vs. Buy Minimizes capital outlay, especially in a tight credit market Lowers total cost of ownership Wider range of equipment offerings Provides flexibility managing changing equipment needs Rental % vs. Owned

North America Key Metrics HERC NA Q3 2010 industrial revenue up 20.6% YoY, and industrial market now 27.7% of HERC Revenue, + 520 bps over 2009 Well balanced NA region diversification and penetration 2010 HERC Geographic Revenue Mix North American Business Mix HERC U.S. Time Utilization Trends Fragmented* 34.6% Construction 37.7% Industrial 27.7% *Fragmented: Gov’t, railroad, hazmat, etc ** HERC uses a unit count time utilization vs. our competitor weighted cap cost average. If calculated on that basis, we would be approximately 300 bps higher. 2009 3rd Qtr 2010 3rd Qtr 2007 2008 2009 Oct 10 YTD

First Cost Fleet Mix HERC U.S. Average Fleet Age HERC Fleet Strategy Fleet age increased due to weak economic conditions and deteriorating residual values Higher maintenance expenses incurred to ready fleet for demand rebound Capitalizing manufacturer fleet sale packages for earthmoving and aerial equipment in Q3; helping to rotate fleet and align to proper size and mix Earth Moving/ Compaction, 24.5% Months Material Handling, 18.2% Aerial/Cranes, 30.2% Trucks, 12.9% General, 3.5% Concrete, 0.3% Electrical, 4.5% Air, 3.2% Pumps, 2.7%

HERC Growth Strategies Increase Industrial market penetration Organic and acquisition Increase share of wallet National Accounts Selective Local Accounts Expand Pump & Power and Entertainment Services offering Stabilize pricing through yield management Drive branch efficiencies through Hertz Improvement Process and Project Lighthouse International Expansion China, Brazil, Middle East

HERC Industrial/Plant Services Continued focus and development of Hertz Plant Services in North America Maturation of Hertz Plant Services model internationally Balance portfolio and increase industrial as a share of HERC business (target 30-35%) Leverage specialty services such as Pump & Power to provide total solutions Leverage e-Services Program Expand Industrial sales staff & coaching Evaluate strategic opportunities through M&A and Joint Ventures 45K+ plants in North America provide opportunities 3 year incremental growth potential of $82m Double digit annual % growth

Pump and Power Merged/consolidated independent generator locations with pump locations creating a “Pump & Power” operating and sales platform Increased Generator footprint 34% (2010 vs 2009) 21 Pump & Power locations NA 19 independent U.S. generator locations Strategic expansion and footprint through 5 continents Shortage of power in developing countries fueling generator growth Expect Pump and Power will continue to grow with industrial penetration Plan to increase sales coverage by 10% 3 year incremental growth potential of $83m. 20%+ annualized growth

 Entertainment Services Joint venture between HERC and RAC Dual fleet used to capture share in the film and live event markets Value in extended rental length and pricing premiums Hertz is the only rental provider that can support both vehicle and equipment needs Competition primarily small, independent players Business model to be rolled out globally 3 year growth potential of $42m- more than double current revenue run rate

 HERC Lighthouse Drive Lighthouse locations to maximum performance potential Step change in customer focus (In-stock, quality, billing accuracy, NPS, etc.) Create and implement a future state that sets HERC above all others Optimize DOE cost structure (labor, maintenance, logistics, etc.) Increase sales force effectiveness to grow revenue Reboot employee mindsets & capabilities Create a unique playbook to document Standard processes and methodologies Executed by teams of experts throughout HERC 3 year growth potential is $48M

Maintenance performed based on calculated demand and customer requirements Monitor provides visibility to the work being performed in the shop on all branch computers and communicates stock level percentage Equipment selection for service time reduced by as much as 7 minutes per unit for each mechanic Key Lighthouse Project: Supermarket Trigger Monitor

Initiative 2011 – 2013E Revenue Growth Pump & Power $83 Industrial $82 Hertz Entertainment $42 Lighthouse $48 Franchising/Agency $18 Emerging Markets $55 Total Incremental Growth Opportunity: $328 HERC Worldwide Strategic Growth Initiatives ($ millions)

WW HERC 2009 2008 2007 Total Revenue* $1,110.9 $1,658.1 $1,755.9 % Growth -33.0% -5.6% 5.0% Branches 322 345 376 Rental and Rental Related Revenue* $1,001.1 $1,480.2 $1,565.1 % Growth -28.9% -32.4% 5.9% Volume -27.2% -6.0% 3.3% Pricing -7.4% -1.5% 0.3% Same Store Revenue Growth -29.1% -5.7% 2.9% Average Acquisition Cost of Revenue Earning Equipment During the Period $2,874.7 $3,369.2 $3,305.3 Fleet Efficiency 34.8% 43.9% 47.4% Average Fleet Age (Months) 45 36 29 Annual Key Operating Metrics * Includes the effects of foreign currency

WW HERC Q3 2010 Q3 2009 Sept 10 YTD Sept 09 YTD Total Revenue* $281.2 $280.5 $784.1 $837.0 % Growth 0.2% -35.2% -6.3% -35.0% Branches 314 328 314 328 Rental and Rental Related Revenue* $257.1 $254.0 $709.1 $754.3 % Growth 1.2% -34.6% -6.0% -34.4% Volume 3.2% -28.7% -5.4% -27.2% Pricing -2.9% -8.6% -5.4% -7.4% Same Store Revenue Growth 2.6% -34.1% -6.9% -29.5% Average Acquisition Cost of Revenue Earning Equipment During the Period $2,691.9 $2,833.7 $2,728.5 $2,888.8 Fleet Efficiency 38.2% 35.9% 34.7% 34.8% Average Fleet Age (Months) 49.0 42.5 49.0 42.5 Q3 Key Operating Metrics * Includes the effects of foreign currency

Macro 2011 Non-res construction markets bottoming out with modest growth (4%) forecasted Pricing stabilizing with recent sequential pricing improvements Government spending will continue to aid non-residential construction spending Residual values will continue to improve with the industry’s recovery Pricing turns positive YoY Q1 2011 Time utilization expected to improve another 500+ bps Industrial markets expected to grow 4% in 2011 HERC 2011 10% - 12% revenue growth 75% revenue flow through to profit Net fleet capital expenditures of $300 to $400M (will reduce fleet age to 45-46 months) International expansion gains traction 4 more greenfields opening in China Entering Latin America WW HERC Outlook

U.S. Hertz Rental Car Scott Sider Executive Vice President & President of Car Rental & Leasing, The Americas

America’s RAC Footprint Geography Locations @ 9/30/10 Approx. Licensee Mix Average Fleet Size YTD 9/30/10 Revenue YTD 9/30/10 U.S. 3,876 7% 302,030 $3,278M Canada 168 25% 8,623 $112M Puerto Rico 21 0% 1,962 $20M Latin America 409 85% 6,860 $62M Total 4,474 319,475 $3.5B Substantially Corporate Substantially Licensee

U.S. RAC Overview Business Description Total Revenue Leading market position #1 airport, 27.1%* share #2 off-airport 12,286 Employees September 2010 vs. 16,083 September 2007 – revenue per employee up 29.5% Average fleet of 298,000, with approximately 320,000 vehicles during peak period Diversified fleet (Prestige, Fun, Green) Established customer base Partnerships with over 120 preferred travel industry members Nearly 70% of the Fortune 500 companies have designated Hertz as a supplier Leading expedited rental program #1 Club Gold Discretionary 54.6% Commercial 31.2% Tour 3.2% Replacement 8.6% Government 2.4% Sept YTD ($ millions) Revenue Mix – 2010 September YTD * Based on July 2010 YTD, Includes Advantage

2010 September YTD Customer Mix Airport Industry Revenue* Hertz Airport Revenue * Based on 2009 Auto Rental News and Hertz Management estimates

2010 September YTD Customer Mix Off-Airport Industry Revenue* Hertz Off-Airport Revenue *Source: Based on 2009 Auto Rental News and Hertz Management estimates ** Includes insurance, dealership, body shop and other replacement

Booking Channels: U.S. Airport & Off-Airport Hertz.com: % of Revenue Hertz.com Channel Mix of Revenue Fastest growing: +700 bps vs. 2005 Largest channel for leisure sector at more than 38% of revenue Lowest cost channel Decline in phone channel, which is the highest cost channel 2010 Sept YTD *Global Distribution System

Strategic Rationale $10B Market with two national competitors: Hertz currently has 11% of market share Replacement segment represents approximately 53% of the total off-airport market Non-cyclical rental patterns with solid margins Less expensive fleet, longer transaction length, lower commission/concession fees drive lower operating expenses Current Status Double digit revenue growth for the year and 15.8% growth in Q3:10 up to 1,890 locations Off-Airport Q3:10 YoY results: Revenue Per Day +4.8% Same Store Revenue +14% Adjusted Pre-Tax Margin +670 bps Recognized supplier to most major insurance companies (190 of 206) Opened 247 net new locations since 9/30/09 Next Steps Goal: Double revenue in the next 4 years Increase coverage to 95% of U.S. households within 10-15 miles via technology, hub/spoke approach, franchising, etc. Continue to increase market share with insurance companies Increase sales force and advertising campaign Hertz’s Specialized Product Offering Convenient pickup, delivery, and onsite services Added 160+ onsite (body shops, dealerships, hotels) locations YTD 9/30/10 Nationwide footprint – 75% of U.S. households within 15 miles of a location Rapid, low cost, high-touch expansion model with a hub and spoke configuration Branches, satellites, agents, kiosks Hertz service at competitive prices appeals to wide customer base Gold Service available Off-Airport Operations We Pick Up And Deliver

Same Store Revenue Growth Number of Locations U.S. RAC Off-Airport Growth Accelerate Growth Year-Over-Year Same Store Growth 1/1/05 1/1/06 1/1/07 1/1/08 1/1/09 1/1/10 10/1/10* * There is an additional 270 franchised locations in the US. 2011 Goal

Off-Airport Cost Comparison to Airport – Sept YTD Cost per Day Off Airport Has a Favorable Cost Structure

U.S. RAC Operating Strategy Revenue Growth Process Improvement Customer Satisfaction Highly differentiated, consumer friendly, premium value Off-Airport Advantage Geographic expansion Ancillary product sales Connect by Hertz Monthly / Lease Replacement rentals Prepaid Transactions Young Adults Inbound / Outbound Net Promoter Score New consumer-friendly products and services Website enhancements New prestige and fun car models Elevate front-line customer satisfaction training Lighthouse: Currently 13 locations completed Cost savings of 10% Process Re-engineering Value stream mapping Change mindset of team Employee efficiencies Cost control – improve asset management Next Steps Targeted expansion of Lighthouse to top 60 airports Cost reduction Lighthouse target of $20M U.S. NPS Scores by Quarter

September YTD Key Operating Metrics U.S. RAC YTD Sep 2010 YTD
Sep 2009 YTD
Sep 2008 YTD
Sep 2007 Total Revenue (in millions) $3,277.6 $2,966.1 $3,419.9 $3,484.6 % Growth 10.5% -13.3% -1.9% 5.6%* Transactions (in thousands) 14,434 13,299 15,368 16,395 % Growth 8.5% -13.5% -6.3% 4.2% Transaction Days (in thousands) 65,638 60,162 66,353 67,793 % Growth 9.1% -9.3% -2.1% 4.4% Rental Rate Revenue per Transaction Day $42.47 $42.33 $43.41 $43.91 % Growth 0.3% -2.5% -1.1% 0.4% Average Number of Company-operated Cars during the Period 302,000 272,100 310,900 318,600 % Growth 11.0% -12.5% -2.4% 7.2% Fleet Efficiency 79.4% 80.8% 78.0% 77.7% % Growth (1.39) PP 2.83 PP 0.22 PP (2.11) PP Adjusted Pretax Margin 11.9% 10.2% 7.2% 9.6% % Growth 1.66 PP 3.01 PP (2.37) PP 1.90 PP * 2006 revenue did not include NeverLost

Managing Through the Recovery Growth Cost Balancing Revenue Growth & Cost Management New Products Connect by Hertz carsharing Monthly lease Pre-paid rentals Innovative technologies New ancillary sales products Electric vehicles Geographic Expansion Franchising - new territories Off Airport Canada, Brazil, Latin & South America Fleet Efficiency Programs Purchase: constitutes 55% of total fleet savings Rotation optimization: constitutes 25% of total fleet savings Remarketing: constitutes 20% of total fleet savings Technology - expansion of kiosks for self service return and rental increases productivity Efficiency projects - Lighthouse $20M incremental savings in 2011 Franchising – expand to a higher percentage of locations; currently 96% corporate in the U.S. Asset light Entrepreneurial spirit of managers drive profits

U.S. RAC Outlook Gradually improving macros: consumer confidence, jobless claims Improved airline enplanement outlook Continued double-digit revenue growth off airport Doubling our Advantage locations by the end of 2011 Strong vehicle residual values, average 72% - 76% historically Strong commercial demand, 8% + Consistent leisure pricing Increase franchising to assist in rapidly improving capital position and adjusted pretax income Improving Trends

Lois Boyd Senior Vice President, Advantage Rent-a-Car

Advantage Overview Strategic initiative to participate in the value leisure market with appropriate alternate brand Protect and preserve the Hertz premium brand and position Simply Wheelz start up was the initial value effort Advantage bankruptcy provided an opportunity Only 4 existing locations Regional brand Access to airport locations which had just closed Organic Growth “Build it to fit” strategy

ENABLES COMPETITIVE PRICING AND PROFITABILITY Building the Brand Low Cost Structure Shared Services with Hertz Finance HR Sales Marketing Back office support Field management supported by Hertz RVP and staff Separate operational labor pool Depreciation expense improvement target, 2% in 2011 Utilization improvement target, 2% in 2011 Labor efficiency through lean Near airport location model – park & fly, hotels, etc. IT Reservations Fleet & Fleet Services Procurement

April 2009 Nov.2010 Dec. 2011 Building the Brand Locations Locations: 4 April 2009 48 November 2010 100 December 2011 United States Europe

Leisure Segment Value Proposition EFFICIENCY AT EVERY STEP WHY SHOP ELSEWHERE? LAYMAN’S LANGUAGE Low Price On line Booking Rental Pass Bus Sales Pick Your Car Return Kiosk Bus Feedback “LOW PRICE GUARANTEE” “Will match national competion” Speed Simple Building the Brand Differentiation

Doubling revenue in half the time Run rate over $220M Results 2009FY 1H2010 YTD 9/30/2010 Revenue $53m $53.5M $58.5M $100.4M Locations 25 27 41

 Taking Advantage to the Next Level Building the Brand – Global Footprint Three Year Journey Advantage $600M Revenue Target by 2013 Open in top 75 - 100 airports U.S., 25 - 40 Europe Including key leisure destinations Move on-airport rapidly As concession agreements come to bid Acquisitions Same store growth of 39.6% for Q3:10 YoY; target 10% share over time Marketing, Sales, Web/IT Higher spend in 2011, building brand awareness Adding services and features ( automation, new web site, loyalty programs, etc.) Franchisees, Agents, Affiliates 14 affiliates in 2010 New franchise programs in development Acquisitions/Partnerships Market share Airport real estate Hotel alliances

Hertz EMEA & Asia Pacific Car Rental Mark Frissora Chairman of the Board and CEO

Hertz EMEA & Asia Pacific Footprint Locations Average Fleet Size 2009 Revenue(1) Corporate Europe RAC 842 102,280 $1.6B Franchise EMEA 1,167 112,000 $1.2B 2 Franchise Asia & Japan 1,300 152,800 $1.8B Corporate Australia & NZ 88 19,210 $0.3B 3,397 386,290 $4.9B 1) Franchise revenue as declared by franchisees where applicable 2 2) Not reported in Hertz corporate revenue

Hertz Global Network Understanding Strength & Complexities Different markets, business mix, competitive sets, customer requirements, network mix (airport/downtown) Limited airport facilities available with increasing concession costs Multiple distribution channels: Car Rental Brokers, Tour Operators Number of car manufacturers, country and European negotiations and approximately 300 contracts in place. Limited remarketing through auctions (Australia & UK) Different tax regimes, statutory requirements, jurisdictions Significant licensee network with $3.0B revenue in 77 countries Seasonal business with peak summer revenue 89% higher than winter trough in Europe and 50% higher in Asia Pacific

Total Revenues Europe RAC Overview Business Description Leading market position at airports (est. 25% share) Number of employees September 2010 YTD: 4,749 FY 2009: 4,827 FY 2007: 6,050 2010 average fleet of 104,000 vehicles with over 130,000 vehicles in peak 90% cars, 10% trucks and vans Strong travel partnerships and European/Global account base European consolidated reservation/back office in Ireland Ability to leverage European and Global infrastructure Note: At consistent currency exchange rates Full Year Revenue ($millions) September YTD Revenue ($millions)

Total Corporate Revenues Asia Pacific Overview Business Description Hertz Australasia has leading market position at airports (est. 28% share) 2010 avg fleet size of 20,250 vehicles with over 22,000 vehicles in peak Balanced mix of Leisure, Corporate and Replacement business Asia predominantly long term chauffeur-drive business and leasing Commercial offices in Singapore and Tokyo Expansion into China and India Corporate presence in China since May ‘09 Affiliate relationship in India with OAIS, leading total mobility solution provider Represented in Japan by Toyota Note: At constant exchange rates Full Year Revenue ($millions) September YTD Revenue ($millions)

Hertz Europe Total Industry (1) Total Revenue $1.6B (2) (1) Corporate Europe, Source: Euromonitor 2009 Full year data Total Revenue $11.2B (2) Excludes $0.2B of Franchisee revenue in corporate countries Europe Airport/Off-Airport Mix 2009 Full Year Replacement $0.1B Commercial $0.4B 40% Commercial $4.4B Leisure $5.8B Replacement $0.9B 40% 8% 52% Airport $0.8B 51% Off-Airport $0.8B 49% Airport $4.0B 35% Off-Airport $7.2B 65%

International: Strategic Partnerships and Accounts Airlines: Air France, Etihad, Aer Lingus, Ryanair, Singapore Airlines, Cathay Pacific; preferred relationship with more than 50 airlines Associations: ARC – 38 million members in 29 countries Hotels and Resorts: Disneyland Paris, Relais & Chateaux, Marriott Credit Cards: American Express, Mastercard and Visa Vehicle Manufacturers: Ford, Toyota, Peugeot, Iveco, Mercedes Car Leasing: GE Fleet Services, ALD, Leaseplan, Arval, ING, etc. Accounts: Robert Bosch, Philips, IBM, GE, Alcatel, Alstom, BP, etc. Loyalty Programs: Nectar (UK), Supercard (Switzerland), Deutschland Card (Germany), Solred (Spain), Agip (Italy) Travel Agents: Expedia, American Express, Carlson Wagonlit

International Operating Strategies Revenue Growth Efficiency Customer Satisfaction Advantage Connect by Hertz Geographic expansion in India and China Ancillary revenue, pricing and yield Inbound/Outbound Corporate office in Dubai Call centre to open in Jordan Product Development Prepaid Expansion Monthly Rental Students Family Collection NPS improvement Process Reengineering: Lean Six Sigma, Continuous Improvement, Standard Operating Procedures Procurement and Supply Chain Working Capital improvements International Refinancing RAC/HERC Synergies Network profitability and franchising Organizational transformation: regional structure in Europe and Australasia supported by COEs and shared services Employee Satisfaction Talent and succession planning Performance management Training and development Internal communication Lighthouse Driving Excellence Program

Franchising Currently 11% of revenue based on transaction value is franchised. Potential to franchise up to 30% Strategic rationale for franchising: Reduces and frees up capital for expansion Leverages entrepreneurial drive and local knowledge alongside existing local businesses (e.g., car dealerships, travel) Reduces risk and volatility of earnings Focus on Hertz core competencies: sales, marketing, technology Action plan: Best in class model developed with Hertz to provide brand, systems, process and innovation, outbound sales. Franchisee to focus on local sales, operations and fleet Pilot in South and East Germany (84 locations) at advanced stage, contract finalized by year end, fully transitioned by Q2:11 Optimal footprint for Europe under consideration Balanced franchise criteria: EVA and profit maximization Franchisee’s ability to run the region profitably Operational challenges (e.g., flow of cars)

September YTD Key Operating Metrics Europe RAC YTD Sep 2010 YTD Sep 2009 YTD Sep 2008 YTD Sep 2007 Total Revenue (in millions) 1) $1,345.4 $1,265.4 $1,469.5 $1,438.3 % Growth 6.3% -13.9% 2.2% 7.8% Transactions (in thousands) 3,832.8 3,788.5 4,331.6 4,206.4 % Growth 1.2% -12.5% 3.0% 5.1% Transaction Days (in thousands) 23,411.7 22,603.5 25,568.8 23,964.3 % Growth 3.6% -11.6% 6.7% 6.7% Rental Rate Revenue per Transaction Day1) $48.86 $48.00 $48.86 $51.02 % Growth 1.8% -1.8% -4.2% 2.1% Average Number of Company-operated Cars during the Period 111,494 106,230 122,426 116,034 % Growth 5.0% -13.2% 5.5% 6.4% 1) At constant exchange rates

International Opportunities Value Brand: Further rollout of Advantage into key leisure destinations Leverage strong corporate account base Franchise development and optimal footprint Asia and Middle East market development, including Inbound/Outbound Pricing and yield management Connect by Hertz

Outlook Volatile economic conditions: marginal GDP growth, social unrest and spending cuts in Europe Commercial performance strong, particularly in Benelux, UK and Germany, with positive RPD and increasing length Leisure revenue growing, driven by pricing improvements Airline enplanements growing steadily Airport market share on the rise Residual values stabilized in Europe, although some deterioration in UK. In Australasia both residuals and car sales volumes under pressure

Global Sales Initatives Bob Stuart Senior Vice President, Global Sales

Hertz Global Sales Coverage 110

Hertz Diverse Global Customer Base HERC Corporations Partnerships Airlines/Hotels Connect

Commercial Accounts In the last two years, Hertz captured significant new accounts in a highly competitive commercial environment Retained 99.6% of all commercial accounts Designated supplier with nearly 70% of the Fortune 500 companies

Global Revenue Mix – 2010* Commercial business: An important core segment Fixed cost coverage Dependable volume Not as seasonal as Discretionary Mid-week stability; high utilization Commercial 37% Discretionary 51% Replacement 9% * Estimated 2010 YE

U.S. Commercial Revenue Mix – 2010* Corporate Accounts (IBM, Accenture) are medium-to-large business-to-business accounts with specially negotiated rates and benefits Small Business Accounts have total sales volume < $10M Includes independent consulting firms and law offices, etc. Government agencies includes U.S. State and Federal Corporate 72% Government 7% Small Business 21% * Estimated 2010 YE

Hertz U.S. Commercial Revenue Trends Hertz discretionary revenue has grown faster than commercial revenue. Impacted by the Advantage acquisition Commercial segment declined dramatically during 2009 economic downturn Commercial Revenue as % of Total – U.S. Revenue * Estimated 2010 YE *

Business Travel Forecasts American Express 2011 Pricing Forecasts: Domestic Airfare 2% - 6% increase Domestic Hotels 1% - 6% increase Domestic Car Rental Down 2% to up 1% Europe/Middle East & Africa 4% - 9% European Car Rental Flat While corporations are traveling again, tight controls on spending and policy enforcement are predicted Many view 2011 as “cautious optimism”

Hertz U.S. Commercial Revenue Trend 2011 Revenue projection: reach 2008 revenue level, requires +9.1% year over year growth 2012 Revenue projection: reach 2007 revenue level, requires +8.0% year over year growth * * Estimated 2010 YE

Hertz U.S. Commercial Rental Transaction Trend 2011 Commercial Rental projection: reach 2008 rental level, requires +6.5% year over year growth 2012 Commercial Rental projection: reach 2007 rental level, requires +10.6% year over year growth * * Estimated 2010 YE

Europe Commercial Revenue Mix – 2010* Corporate Accounts (Alstom, Siemens, IBM) are medium-to-large business-to-business accounts with specially negotiated rates and benefits Small Business Accounts: total sales volume < $10M Includes independent consulting firms, small good/service exports companies, etc. Government incl. agencies and ministries, police forces and army bases Contract 85% Small Business 9% Government 6% * Estimated 2010 YE

Hertz Europe Commercial Revenue Trends European discretionary revenue has grown slightly faster than commercial revenue, impacted by online and broker revenue Commercial segment declined during economic downturn in 2009, but demand rebounded faster than leisure in 2010 * Estimated 2010 YE Commercial Trends as % of Total – EU Revenue

 Overview The Hertz Corporation's global car sharing club – “cars by the hour” Fleet includes coupes, sedans, SUVs & luxury cars All cars are equipped with proprietary Eileo® technology Hourly rates include gas, insurance, GPS, 24/7 roadside assistance, in-car customer service and 180 free miles per day 6 countries – U.S., Canada, France, U.K., Germany, Spain 25,000 members and growing 700 vehicles in 250 locations, including corporate offices and universities 50 universities globally 121

Update Experienced unprecedented growth with Connect University signings One-Way Rental Rapid Activation Kits Flexicar Acquisition Electric Vehicles UC Irvine SUNY New Paltz

HERC Sales Initiatives HES (HERTZ Entertainment Services) 4 current locations/ 3 expansions (18 virtual locations) 2 acquisitions European expansion in 2011 $23M annual revenue run rate Competitive advantage HERC/RAC U.S. Communities 1,050+ accounts signed up $10M+ revenue run rate Cross-Selling (Leveraging HERC/RAC relationships) BP – Strategic joint effort HERC Specialty Services driving balanced portfolio HERTZ Plant Services (Industrial) Pump & Power HERC National Accounts Industry Leading BP (Carson & Toledo Plants, Gulf Cleanup) National Grid Parsons

Hertz Global Sales Initiatives Expand rich portfolio of customers around the world Maintain and add partnerships to support growth initiatives Expand Connect by Hertz globally and on university campuses Become leading Corporate supplier of Electric Vehicles as a “green” car rental solution Continue to build on HERC/RAC opportunities by providing unique solutions

Global Marketing Initiatives Mike Senackerib Senior Vice President & Chief Marketing Officer

Growth Strategies Core Premium Customers Young Renters Value Customers Grow Core Customer Segments Off Airport Inbound / Outbound Multi-Month Car Sharing Entertainment Services Optimize revenue per vehicle Mix Management Expand in Growth Markets Extend into Adjacent Businesses Increase Price Realization

Brand Market Share Hertz is increasing airport share leadership in the U.S. Source: Airport authorities, July YTD (92% airports reporting)

Brand Market Share Hertz is increasing airport share leadership in Europe Source: Airport authorities, September YTD

Facility Upgrade Expand our new global redesign to top 65 airport locations and expand off-airport in 2011

Hertz Advertising The Most Important Journey is Yours Speed Service Selection

Sponsorships Building our brand equity in key markets and among key customer segments The New Meadowlands “Hertz Suites” Wimbledon “Driving the Championship” Bay Hill, AT&T, Barclay’s

Collections Collections revenue +55% YoY through Q3:10 Prestige fueled by Mercedes addition Fun Collection news in 2011 2011 Green focus: Hybrids/Electric Vehicles Hertz continues to lead in vehicle selection

Small Business Revenue +9.0% YoY through Q3:10 New customer relationship management and loyalty program in 2011 Increased support and customized program in 2011 Accelerating marketing efforts to small business customers in 2011

Young Renters U.S. revenue +17.1% YoY through Q3:10 among 21-25 year olds U.S. leisure revenue +45% YoY among this audience over the same period Europe revenue +49% YoY through Q3:10 among 19-25 year old students Targeted online marketing initiative is bringing young renters into the Hertz franchise

Advantage is the simpler, faster way to rent cars at prices below other major competitors New Advantage Value Proposition: Simpler Clear Car Categories Simplified Contracts Faster Online check-in Pick a size, off you go Lower Prices Low price Advantage Yours

Insurance Replacement Revenue +16.6% YoY through Q3:10 New TV support launched in April Hertz continues to increase presence in the replacement segment

Inbound Marketing Global Inbound/Outbound revenue +16.2% YoY through Q3:10 Inbound U.S. revenue +19.7% YoY through Q3:10 Inbound Europe revenue +15.5% YoY through Q3:10 $800M in revenue annually Our global footprint provides a unique growth opportunity among international travelers

Inbound/Outbound Growth Hertz Inbound Market Growth Hertz Outbound Market Growth Strongest growth is coming from less developed source markets Our largest destination markets are growing – U.S., Europe and Canada All outbound source regions are growing Strongest growth trends are outside of North America and Europe

Multi-Month Revenue +28.3% YoY through Q3:10 2 years of double digit growth Long length rentals are a key growth opportunity providing more flexibility than a car lease or purchase

Total Revenue ($ in millions) 15.8% 35.1% 37.1% 11.9% % of total increase AP Commercial AP Leisure Advantage Off-Airport % Change in Total Revenue On-Airport 73.7% of U.S. RAC Revenue Off-Airport 26.3% of U.S. RAC Revenue RPD * YoY % $44.84 +0.5% $52.16 +3.6% $34.17 -7.7% $37.11 +4.8% % of Total U.S. RAC Revenue 28.5% 41.8% 3.4% 26.3% U.S. RAC Growth Drivers Q3:10 vs. Q3:09 Note: Advantage RAC acquired April 2009 Advantage $19.7 Off Airport $43.8 AP Commercial $46.3 AP Leisure $14.9 * RPD is calculated using rental rate revenue, which excludes most ancillary items Q3:10 U.S. RAC Total Revenue +11.4% YoY Total Revenue +$124.7M

*Excludes impact of Advantage RAC ** RPD is calculated using rental rate revenue, which excludes most ancillary items Q3:10 Hertz U.S. Rent-A-Car* All Hertz businesses reported higher Revenue per Day Off-Airport same store revenue growth +14% YoY On Airport Commercial business generated RPD growth & double-digit volumes; Leisure pricing strengthened July / August offset slightly by September trough US RAC** RPD: +2.4% Trans Days: +6.7% On Airport* RPD: +1.9% Trans Days: +4.7% Off Airport RPD: +4.8% Trans Days: +10.4% Commercial RPD: +0.5% Trans Days: +13.8% Leisure RPD: +3.6% Trans Days: -1.5% Total Replacement RPD: +5.1% Trans Days: +14.8% All Other RPD: +4.5% Trans Days: +8.0%

Innovation Through Technology Joe Eckroth Senior Vice President, Chief Information Officer

Innovation in Action

Hertz.com is no longer alone Mobile Apps All languages, all devices Make, change, cancel a reservation Log in for members Remembers favorites Channel specific deals Find location nearest to phone Online check-in Hertz Mobile 85% Revenue Growth 76% Transaction Growth Hertz iPhone App 370k total downloads

Airlines/Hotels Seats/Rooms Car Technology Driven Partnerships Improves car booking conversion by 50% Booking Flow

Airport

Lighthouse iButton Quick Turn Cart Mobile PC Wireless Slotter Outdoor Kiosk Gold Boards Delivering better productivity and customer experience

Off-Airport

Hertz Local Edition Insurance Replacement Integration into Mitchell, a leading collision information and workflow provider, affords Hertz multiple integration points with key industry players. Ease of replication and reproducibility. Technological advances differentiate us from our competition.

Connect

Simple process available 24/7/365 Gas, Maintenance, Insurance, GPS, Emergency Roadside Assistance, Reserved parking are included in the Rate What is Connect by Hertz? 24 hour self-service on-demand access to rental vehicles

Used for extensions, Driver’s license verification, and contacting Hertz 24 Hour In-house MCC One number to handle all needs No wait at tolls Bluetooth Connectivity Hands free cell phone use GPS - Hertz NeverLost Turn -by -turn navigation One-Way Rentals Between Manhattan & NY area Airports Smart Control Screen Pad EZ Pass Best-in-class technology for an unsurpassed user experience The Member Experience

Back Office

Back Office Upgrade Pricing RAM / Decision Point / CMS Hyperion / Financials Talent Management Investing in capability for the future

[LOGO]

Why Hertz? Only Truly Global Rental Brand Most Diversified Revenue Stream Strongest and Improving Balance Sheet Highest Demonstrated Track Record for Efficiency Improvement Clearest Strategies for Growth Significant Operating Leverage with Delevering, Cost Reduction and Growth Drivers

Q & A

The following Non-GAAP measures and terms were used in the presentation: Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation Non-GAAP Measures and Terms LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction day (RPD) and Car Rental Rate Revenue Per Transaction Equipment Rental and Rental Related Revenue Same Store Revenue Growth Net Corporate Debt Net Fleet Debt Total Net Debt Adjusted Interest Expense Adjusted Direct Operating (DOE) Adjusted Selling, General and Administrative (SG&A)

Key Definitions LTM Results for the twelve months ended. EBITDA * Earnings before interest expense, taxes, depreciation, amortization and non-cash impairment charges. Corporate EBITDA * Earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. Adjusted Pre-Tax * Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges and certain one-time charges and non-operational items. Adjusted EPS* Adjusted net income (calculated as adjusted pre-tax less a provision for income taxes derived using a normalized income tax rate of 34% for 2010 and noncontrolling interest) divided by, for 2010, 410.0 million shares which represents the approximate number of shares outstanding as of December 31, 2009. Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction* Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax” , “Adjusted EPS”, “Car Rental Rate Revenue”, “RPD”, “Car Rental Rate Revenue Per Transaction”, “Equipment Rental and Rental Related Revenue”, “Same Store Revenue Growth”, “Net Corporate Debt”, “Net Fleet Debt” and “Net Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Key Definitions (cont’d) Equipment Rental and Rental Related Revenue* Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Same Store Revenue Growth * Same store revenue growth/decline represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Net Corporate Debt* Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz's common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes; our 2010 Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Fleet Debt* Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt. As of September 30, 2010, fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, Capital Leases relating to revenue earning equipment, the International ABS Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, Euro Notes, European Credit Facility, European Securitization and the pre-Acquisition ABS Notes. Total Net Debt* Total net debt is calculated as net corporate debt plus net fleet debt. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax” , “Adjusted EPS”, “Car Rental Rate Revenue”, “RPD”, “Car Rental Rate Revenue Per Transaction”, “Equipment Rental and Rental Related Revenue”, “Same Store Revenue Growth”, “Net Corporate Debt”, “Net Fleet Debt” and “Net Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Hertz

Corporate EBITDA

Non-GAAP Reconciliations
($ in millions)

	Years Ended December 31,		
	2009	**2008**	**2007**
Car Rental			
Income (loss) before income taxes	$ 190.1	$ (385.3)	$ 468.6
Depreciation, amortization and other purchase accounting	1,766.3	2,003.7	1,856.6
Interest, net of interest income	301.5	444.8	436.8
Impairment charges	-	443.0	-
EBITDA	2,257.9	2,506.2	2,762.0
Adjustments:			
Car rental fleet interest	(319.0)	(450.7)	(427.8)
Car rental fleet depreciation	(1,614.2)	(1,843.8)	(1,695.4)
Non-cash expenses and charges	130.1	83.0	60.4
Extraordinary, unusual or non-recurring gains and losses	105.3	108.1	38.7
Corporate EBITDA	$ 560.1	$ 402.8	$ 737.9
Equipment Rental			
Income (loss) before income taxes	$ (20.7)	$ (629.3)	$ 308.5
Depreciation, amortization and other purchase accounting	388.0	423.6	380.6
Interest, net of interest income	53.4	109.5	146.3
Impairment charges	-	725.9	-
EBITDA	420.7	629.7	835.4
Adjustments:			
Non-cash expenses and charges	-	-	2.7
Extraordinary, unusual or non-recurring gains and losses	38.5	106.3	(4.0)
Corporate EBITDA	$ 459.2	$ 736.0	$ 834.1
Other Reconciling Items			
Loss before income taxes	$ (340.4)	$ (368.2)	$ (390.3)
Depreciation, amortization and other purchase accounting	8.1	6.0	5.9
Interest, net of interest income	309.4	290.9	292.3
Noncontrolling Interest	(14.7)	(20.8)	(19.7)
EBITDA	(37.6)	(92.1)	(111.8)
Adjustments:			
Non-cash expenses and charges	36.9	30.0	39.1
Extraordinary, unusual or non-recurring gains and losses	(38.7)	23.5	42.2
Corporate EBITDA	$ (39.4)	$ (38.6)	$ (30.5)
Consolidated			
Income (loss) before income taxes	$ (171.0)	$ (1,382.8)	$ 386.8
Depreciation, amortization and other purchase accounting	2,162.4	2,433.3	2,243.1
Interest, net of interest income	664.3	845.2	875.4
Noncontrolling Interest	(14.7)	(20.8)	(19.7)
Impairment charges	-	1,168.9	-
EBITDA	2,641.0	3,043.8	3,485.6
Adjustments:			
Car rental fleet interest	(319.0)	(450.7)	(427.8)
Car rental fleet depreciation	(1,614.2)	(1,843.8)	(1,695.4)
Non-cash expenses and charges	167.0	113.0	102.2
Extraordinary, unusual or non-recurring gains and losses	105.1	237.9	76.9
Corporate EBITDA	$ 979.9	$ 1,100.2	$ 1,541.5

Hertz

Corporate EBITDA

Non-GAAP Reconciliations ($ in Millions)	Twelve Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended December 31, 2009
Car Rental			
Income before income taxes	$ 380.9	$ 355.2	$ 25.7
Depreciation, amortization and other purchase accounting	1,752.5	1,321.4	431.1
Interest, net of interest income	371.6	291.4	80.2
EBITDA	2,505.0	1,968.0	537.0
Adjustments:			
Car rental fleet interest	(380.8)	(290.8)	(90.0)
Car rental fleet depreciation	(1,604.3)	(1,210.7)	(393.6)
Non-cash expenses and charges	147.8	107.2	40.6
Extraordinary, unusual or non-recurring gains and losses	44.0	21.1	22.9
Corporate EBITDA	$ 711.7	$ 594.8	$ 116.9
Equipment Rental			
Income (loss) before income taxes	$ (28.8)	$ (31.6)	$ 2.8
Depreciation, amortization and other purchase accounting	344.6	257.4	87.2
Interest, net of interest income	40.8	29.6	11.2
EBITDA	356.6	255.4	101.2
Adjustments:			
Non-cash expenses and charges	0.5	-	0.5
Extraordinary, unusual or non-recurring gains and losses	40.8	31.5	9.3
Corporate EBITDA	$ 397.9	$ 286.9	$ 111.0
Other Reconciling Items			
Loss before income taxes	$ (425.3)	$ (329.4)	$ (95.9)
Depreciation, amortization and other purchase accounting	9.3	7.4	1.9
Interest, net of interest income	319.5	240.7	78.8
Noncontrolling Interest	(16.2)	(12.9)	(3.3)
EBITDA	(112.7)	(94.2)	(18.5)
Adjustments:			
Non-cash expenses and charges	39.9	30.6	9.3
Extraordinary, unusual or non-recurring gains and losses	19.8	17.5	2.3
Corporate EBITDA	$ (53.0)	$ (46.1)	$ (6.9)
Consolidated			
Loss before income taxes	$ (73.2)	$ (5.8)	$ (67.4)
Depreciation, amortization and other purchase accounting	2,106.4	1,586.2	520.2
Interest, net of interest income	731.9	561.7	170.2
Noncontrolling Interest	(16.2)	(12.9)	(3.3)
EBITDA	2,748.9	2,129.2	619.7
Adjustments:			
Car rental fleet interest	(380.8)	(290.8)	(90.0)
Car rental fleet depreciation	(1,604.3)	(1,210.7)	(393.6)
Non-cash expenses and charges	188.2	137.8	50.4
Extraordinary, unusual or non-recurring gains and losses	104.6	70.1	34.5
Corporate EBITDA	$ 1,056.6	$ 835.6	$ 221.0

Adjusted Pre-tax Income (Loss)

Hertz Global Holdings, Inc.
Non-GAAP Reconciliations
($ in Millions)

	Years Ended December 31,		
	2009	**2008**	**2007**
Car Rental			
Total Revenues	$ 5,979.0	$ 6,858.2	$ 6,920.6
Total Expenses	5,788.9	7,243.5	6,452.0
Income (loss) before income taxes	190.1	(385.3)	468.6
Adjustments:			
Purchase accounting	38.2	40.2	35.3
Non-cash debt charges	131.7	71.1	66.5
Restructuring charges	58.7	98.4	64.5
Restructuring related charges	42.3	19.5	-
Impairment charges	-	443.0	-
Third-party bankruptcy reserve	4.3	-	-
Vacation accrual adjustment	-	-	(25.8)
Derivative (gains) losses	-	2.2	(4.1)
Adjusted pre-tax income	$ 465.3	$ 289.1	$ 605.0
Equipment Rental			
Total Revenues	$ 1,110.9	$ 1,658.1	$ 1,755.9
Total Expenses	1,131.6	2,287.4	1,447.4
Loss before income taxes	(20.7)	(629.3)	308.5
Adjustments:			
Purchase accounting	49.6	58.8	58.1
Non-cash debt charges	9.0	10.3	11.2
Restructuring charges	38.2	103.2	4.9
Restructuring related charges	0.3	3.1	-
Vacation accrual adjustment	-	-	(8.9)
Impairment charges	-	725.9	-
Adjusted pre-tax income	$ 76.4	$ 272.0	$ 373.8
Other Reconciling Items			
Total Revenues	$ 11.6	$ 8.8	$ 9.1
Total Expenses	352.0	377.0	399.4
Loss before income taxes	(340.4)	(368.2)	(390.3)
Adjustments:			
Purchase accounting	2.5	2.0	1.8
Non-cash debt charges	31.2	18.8	28.2
Restructuring charges	9.9	14.6	27.0
Restructuring related charges	3.9	3.7	-
Vacation accrual adjustment	-	-	(1.8)
Derivative (gains) losses	(2.4)	-	
Gain on debt buyback	(48.5)	-	
Secondary offering costs	-	-	2.0
Management transition costs	1.0	5.2	15.0
Adjusted pre-tax loss	$ (342.8)	$ (323.9)	$ (318.1)
Consolidated			
Total Revenues	$ 7,101.5	$ 8,525.1	$ 8,685.6
Total Expenses	7,272.5	9,907.9	8,298.8
Income (loss) before income taxes	(171.0)	(1,382.8)	386.8
Adjustments:			
Purchase accounting	90.3	101.0	95.2
Non-cash debt charges	171.9	100.2	105.9
Restructuring charges	106.8	216.2	96.4
Restructuring related charges	46.5	26.3	-
Vacation accrual adjustment	-	-	(36.5)
Impairment charges	-	1,168.9	-
Third-party bankruptcy reserve	4.3	-	-
Derivative (gains) losses	(2.4)	2.2	(4.1)
Gain on debt buyback	(48.5)	-	-
Secondary offering costs	-	-	2.0
Management transition costs	1.0	5.2	15.0
Adjusted pre-tax income	$ 198.9	$ 237.2	$ 660.7

Adjusted Pre-tax Income

Hertz Global Holdings, Inc.
Non-GAAP Reconciliations
($ in Millions)

	Twelve Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended December 31, 2009
Car Rental			
Total Revenues	$ 6,401.9	$ 4,938.2	$ 1,463.7
Total Expenses	6,021.0	4,583.0	1,438.0
Income before income taxes	380.9	355.2	25.7
Adjustments:			
Purchase accounting	37.1	28.6	8.5
Non-cash debt charges	147.6	107.8	39.8
Restructuring charges	21.8	13.4	8.4
Restructuring related charges	22.2	7.7	14.5
Adjusted pre-tax income	609.6	512.7	$ 96.9
Equipment Rental			
Total Revenues	$ 1,058.1	$ 784.1	$ 274.0
Total Expenses	1,086.9	815.7	271.2
Income (loss) before income taxes	(28.8)	(31.6)	2.8
Adjustments:			
Purchase accounting	48.9	37.4	11.5
Non-cash debt charges	7.9	5.7	2.2
Restructuring charges	40.7	31.4	9.3
Restructuring related charges	0.1	0.1	-
Adjusted pre-tax income	68.8	43.0	$ 25.8
Other Reconciling Items			
Total Revenues	$ 7.5	$ 4.5	$ 3.0
Total Expenses	432.8	333.9	98.9
Loss before income taxes	(425.3)	(329.4)	(95.9)
Adjustments:			
Purchase accounting	3.2	2.4	0.8
Non-cash debt charges	40.1	31.4	8.7
Restructuring charges	2.6	0.7	1.9
Restructuring related charges	0.5	0.1	0.4
Derivative losses	3.1	2.5	0.6
Acquisition related costs	16.7	16.7	-
Adjusted pre-tax loss	(359.1)	(275.6)	$ (83.5)
Consolidated			
Total Revenues	$ 7,467.5	$ 5,726.8	$ 1,740.7
Total Expenses	7,540.7	5,732.6	1,808.1
Loss before income taxes	(73.2)	(5.8)	(67.4)
Adjustments:			
Purchase accounting	89.2	68.4	20.8
Non-cash debt charges	195.6	144.9	50.7
Restructuring charges	65.1	45.5	19.6
Restructuring related charges	22.8	7.9	14.9
Derivative losses	3.1	2.5	0.6
Acquisition related costs	16.7	16.7	-
Adjusted pre-tax income	319.3	280.1	$ 39.2

($ in Millions) Twelve Months Ended September 30, 2010 As As Reported Adjustments Adjusted Total revenues $ 7,467.5 $ - $7,467.5 Expenses: Direct operating 4,267.2 (145.1) 4,122.1 Depreciation of revenue earning equipment 1,880.0 (13.2) 1,866.8 Selling, general and administrative 661.6 (38.6) 623.0 Interest expense 754.1 (195.6) 558.5 Interest and other income, net (22.2) - (22.2) Total expenses 7,540.7 (392.5) 7,148.2 Income before income taxes (73.2) 392.5 319.3 Benefit (provision) for taxes on income 39.6 (148.2) (108.6) Net income (33.6) 244.3 210.7 Less: Net income attributable to noncontrolling interest (16.2) - (16.2) Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders $ (49.8) $ 244.3 $ 194.5 Twelve Months Ended September 30, 2009 As As Reported Adjustments Adjusted Total revenues $ 7,149.5 $ - $7,149.5 Expenses: Direct operating 4,190.7 (232.9) 3,957.8 Depreciation of revenue earning equipment 2,003.6 (18.6) 1,985.0 Selling, general and administrative 661.9 (68.9) 593.0 Interest expense 731.1 (165.0) 566.1 Interest and other income, net (56.9) 48.5 (8.4) Impairment charges 1,168.9 (1,168.9) 0.0 Total expenses 8,699.3 (1,605.8) 7,093.5 Income before income taxes (1,549.8) 1,605.8 56.0 Benefit (provision) for taxes on income 252.7 (271.7) (19.0) Net income (1,297.1) 1,334.1 37.0 Less: Net income attributable to noncontrolling interest (16.0) - (16.0) Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders $ (1,313.1) $ 1,334.1 $ 21.0 Adjusted Pre-tax Income P&L

Net Corporate Debt, Net Fleet Debt and Total Net Debt

Hertz Global Holdings, Inc.
Non-GAAP Reconciliations
($ in Millions)

	September 30, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Corporate Debt				
Debt, less:	$ 12,046.9	$ 10,364.4	$ 10,972.3	$ 11,960.1
U.S Fleet Debt and Pre-Acquisition Notes	4,588.7	4,058.3	4,254.5	4,603.5
International facilities	1,843.9	1,413.9	1,871.4	2,228.0
Fleet Financing Facility	162.6	147.2	149.3	170.4
Canadian Fleet Financing Facility	117.0	55.6	111.6	155.4
Fleet Debt	$ 6,712.2	$ 5,675.0	$ 6,386.8	$ 7,157.3
Corporate Debt	$ 5,334.7	$ 4,689.4	$ 4,585.5	$ 4,802.8
Corporate Restricted Cash				
Restricted Cash, less:	$ 739.6	$ 365.2	$ 731.4	$ 661.0
Restricted Cash Associated with Fleet Debt	(663.4)	(295.0)	(557.2)	(573.1)
Corporate Restricted Cash	$ 76.2	$ 70.2	$ 174.2	$ 87.9
Net Corporate Debt				
Corporate Debt, less:	$ 5,334.7	$ 4,689.4	$ 4,585.5	$ 4,802.8
Cash and Equivalents	(1,483.3)	(985.6)	(594.3)	(730.2)
Corporate Restricted Cash	(76.2)	(70.2)	(174.2)	(87.9)
Net Corporate Debt	$ 3,775.2	$ 3,633.6	$ 3,817.0	$ 3,984.7
Net Fleet Debt				
Fleet Debt, less:	$ 6,712.2	$ 5,675.0	$ 6,386.8	$ 7,157.3
Restricted Cash Associated with Fleet Debt	(663.4)	(295.0)	(557.2)	(573.1)
Net Fleet Debt	$ 6,048.8	$ 5,380.0	$ 5,829.6	$ 6,584.2
Total Net Debt	$ 9,824.0	$ 9,013.6	$ 9,646.6	$ 10,568.9

Car Rental Rate Revenue Per Transaction Day Hertz Global Holdings, Inc. Non-GAAP Reconciliations ($ in millions) Years Ended December 31, Three Months Ended September 30, 2007 2008 2009 2009 2010 Car rental revenue per statement of operations $ 6,800.7 $ 6,730.4 $ 5,872.9 $ 1,757.7 $ 1,903.5 Non-rental rate revenue (956.1) (988.0) (802.0) (257.2) (297.5) Foreign currency adjustment (96.2) (203.6) (51.2) 15.1 53.0 Rental rate revenue (a) $ 5,748.4 $ 5,538.8 $ 5,019.7 $ 1,515.6 $ 1,659.0 Transaction days (in thousands) 129,355 127,890 117,601 33,668 36,441 Rental rate revenue per transaction day (in whole dollars) $ 44.44 $ 43.31 $ 42.68 $ 45.02 $ 45.53 (a) Year ended December 31, 2007, 2008 and 2009 based on 12/31/08 foreign exchange rates and three months ended September 30, 2009 and 2010 based on 12/31/09 foreign exchange rates.

Equipment Rental and Rental Related Revenue Hertz Global Holdings, Inc. Non-GAAP Reconciliations ($ in millions) Years Ended December 31, Three Months Ended September 30, 2007 2008 2009 2009 2010 Equipment rental revenue per statement of operations $ 1,755.3 $ 1,657.3 $ 1,110.2 $ 280.5 $ 281.2 Equipment sales and other revenue (190.2) (177.1) (109.1) (26.5) (24.1) Rental and rental related revenue including effects of foreign currency 1,565.1 1,480.2 1,001.1 254.0 257.1 Foreign currency adjustment (25.4) (45.5) (11.6) 2.7 2.8 Rental and rental related revenue $ 1,539.7 $ 1,434.7 $ 989.5 $ 256.7 $ 259.9 (a) Year ended December 31, 2007, 2008 and 2009 based on 12/31/08 foreign exchange rates and three months ended September 30, 2009 and 2010 based on 12/31/09 foreign exchange rates.

Importance of Non-GAAP Measures EBITDA and Corporate EBITDA provide investors with supplemental measures of operating performance and liquidity. Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of Hertz’s annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. These measures are important to allow Hertz to evaluate profitability and make performance trend comparisons between Hertz and its competitors. Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating Hertz’s operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of Hertz’s financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. Adjusted EPS is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Importance of Non-GAAP Measures (cont’d) Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction: Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. Equipment Rental and Rental Related Revenue: Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants. Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Net Corporate Debt, Net Fleet Debt and Total Net Debt are important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

Importance of Non-GAAP Measures Management believes that Corporate EBITDA, adjusted pre-tax income and adjusted earnings per share are useful in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Corporate EBITDA, adjusted pre-tax income and adjusted earnings per share are cash flows from operating activities, pre-tax income and diluted earnings per share. Because of the forward-looking nature of the Company’s forecasted Corporate EBITDA, adjusted pre-tax income and adjusted earnings per share, specific quantifications of the amounts that would be required to reconcile forecasted cash flows from operating activities, pre-tax income and diluted earnings per share are not available. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures, primarily related to fair value accounting for its financial assets (which includes the Company’s derivative financial instruments), its income tax reporting and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Corporate EBITDA, adjusted pre-tax income and adjusted earnings per share to forecasted cash flows from operating activities, pre-tax income and diluted earnings per share would imply a degree of precision that would be confusing or misleading to investors for the reasons indentified above.